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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-82249) of F5 Networks, Inc., of our report dated October 22, 1999 relating to the financial consolidated statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Seattle, Washington
December 24, 1999